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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of eXegenics, Inc. of our report dated January 30, 2002, except for Note 9, paragraph 2 of Note 1 and paragraph 3 of Note 1 as to which the dates are April 29, 2002, May 1, 2002 and September 10, 2002, respectively, relating to the financial statements of Innovative Drug Delivery Systems, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement



PricewaterhouseCoopers LLP

New York, New York
October 30, 2002